UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 10/31/2006

Owens Corning

(Formerly known as Owens Corning (Reorganized) Inc.)

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2006 (the “Effective Date”), Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) (the “Company”) consummated the transactions contemplated by the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (as Modified) (the “Plan”), causing the Plan to become effective. Described below are a number of material agreements entered into in connection with the Company’s emergence from bankruptcy.

Owens Corning 2006 Stock Plan

Pursuant to the Plan, upon the Effective Date, the Owens Corning 2006 Stock Plan (the “Stock Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) on October 18, 2006, became effective.

The purpose of the Stock Plan is to promote the long-term financial success of the Company by (i) establishing a Management Equity Program, (ii) establishing a broad-based Employee Equity Program for all Company employees (other than those persons eligible to participate in the Management Equity Program, (iii) attracting and retaining executive personnel of outstanding ability, (iv) strengthening the Company’s capability to develop, maintain and direct a competent management team, (v) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals, (vi) providing incentive compensation opportunities which are competitive with those of other major corporations, (vii) enabling Company employees and executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (viii) serving as a mechanism to attract, retain and properly compensate outside directors.

The Stock Plan authorizes the Compensation Committee of the Board (the “Committee”) to grant any of a variety of awards to participants, including the following:

•	options to purchase shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”), including both tax-qualified and non-qualified options;

•	stock appreciation rights (“SARs”), which provide the participant the right to receive the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over the base price of the SAR, and which may or may not be granted in tandem with options;

•	stock awards, including grants in the form of (i) shares of Common Stock that are subject to a restriction period (“Restricted Stock”), (ii) rights to receive shares of Common Stock contingent upon the expiration of a restriction period (“Restricted Stock Units”) and (iii) shares of Common Stock that are not subject to a restriction period or performance measures (“Bonus Stock”); and

•	performance-based awards which provide the participant the right, contingent upon the attainment of specified performance measures within a specified period, to receive shares of Common Stock, or the cash value thereof, if such performance measures are satisfied or met (“Performance Shares”).

The Stock Plan authorizes the Committee to grant awards to officers and employees of the Company and its subsidiaries. Non-employee directors are eligible to receive awards consisting of Restricted Stock or non-qualified options under the Stock Plan.

The Stock Plan will be administered by the Committee. The Committee has the authority to determine eligibility for awards under the Stock Plan and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including the form of the agreement evidencing the award. The Committee may not, however, without the prior consent of the stockholders of the Company, amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

No award may be granted under the Stock Plan after the tenth anniversary of the Effective Date, but the term of any award may extend beyond that date. To the extent an award granted under the Stock Plan would be subject to the requirements of Section 409A of the Internal Revenue Code (the “Code”) and the regulations thereunder, then the agreement for such award and the Stock Plan shall be construed and administered so that the award complies with Section 409A of the Code and the regulations thereunder.

The aggregate number of shares of Common Stock reserved for issuance pursuant to the Stock Plan is 8,850,000 (subject to adjustment for any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event). The shares may be issued from authorized but unissued shares of Common Stock or from the Company’s treasury stock. To the extent required by Section 162(m) of the Code, the maximum number of shares of Common Stock with respect to which options, SARs, stock awards or Performance Shares or any combination thereof may be granted during any calendar year to any person is 300,000 (subject to adjustment for any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event). In addition, no more than 2,000,000 shares of Common Stock are available under the Stock Plan for tax-qualified stock options.

Upon certain defined change of control events, (i) all outstanding options and SARs will immediately become exercisable in full, (ii) the restriction period applicable to any outstanding award of Restricted Stock will lapse, (iii) the performance period applicable to any outstanding Performance Share will lapse (unless otherwise provided in the award agreement and subject to the discretion of the Committee), (iv) the performance measures applicable to any outstanding award will be deemed to be satisfied at the maximum level and (v) there will be substituted for each share of Common Stock available under the Stock Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock will be converted pursuant to such change in control.

The number and class of securities available under the Stock Plan, the maximum number of shares of Common Stock with respect to which options, SARs, stock awards or awards of Performance Shares or a combination thereof may be awarded during any one calendar year to any person, the maximum number of shares of Common Stock that may be issued pursuant to awards in the form of tax-qualified options, and certain other terms of outstanding awards will be appropriately adjusted by the Committee in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend.

The Committee may amend the Stock Plan as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; however, no amendment will be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under the Stock Plan, (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of the Stock Plan or (d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

This description of the Stock Plan does not purport to be complete and is qualified in its entirety by reference to the Stock Plan, a copy of which is filed as Exhibit 10.1 hereto.

2006 Stock Plan - Management and Employee Emergence Equity Program

Management Incentive Program

Under the Stock Plan, certain members of management were granted awards upon emergence consisting of a combination of Restricted Stock and options to purchase shares of Common Stock pursuant to a management incentive plan. As of the Effective Date, awards under this program were made to approximately 475 management level employees. 33.3% of each award was made in the form of Restricted Stock and 66.7% of each award was made in the form of options to purchase Common Stock. Dividends, if any, on Restricted Stock will be accrued and received by the holder at vesting. The options were issued with an exercise price of $30.00 per share of Common Stock and will expire on the tenth anniversary of the Effective Date. Dividends will not accrue on the options. For employees receiving the grant who remain continuously employed by the Company for the entire vesting period, each award will vest in its entirety on the third anniversary of the Effective Date, subject to accelerated vesting in the case of death, or continued vesting in the case of certain Company-approved retirements or in the event that the Company terminates the employee’s employment for a reason other than cause. As part of the Stock Plan, the Company has reserved 1,162,759 shares of Common Stock for the issuance of restricted shares and 2,325,518 shares of Common Stock for issuance upon exercise of options granted under this program upon emergence. The officers expected to be the Company’s named executive officers were granted awards upon emergence under the Stock Plan as follows: David T. Brown (75,000 shares of Restricted Stock and 150,000 options), Michael H. Thaman (75,000 shares of Restricted Stock and 150,000 options), Joseph C. High (35,000 shares of Restricted Stock and 70,000 options), David L. Johns (35,000 shares of Restricted Stock and 70,000 options) and Charles E. Dana (35,000 shares of Restricted Stock and 70,000 options).

As part of the Stock Plan, the Company has also reserved 1,000,000 shares of Common Stock for future issuance of Restricted Stock and 2,000,000 shares of Common Stock for issuance upon the exercise of options to be issued at a future date. These shares have been reserved and authorized for future issuance as determined by the Committee. Any options issued at a future date will be issued with an exercise price at the then fair market value.

Employee Incentive Program

In addition to the management incentive program described above, all full-time employees and regular part-time employees of the predecessor Owens Corning (“OCD”) and its affiliates as of the Effective Date (excluding any employee who participates in the management incentive program portion of the Stock Plan as described above as of the Effective Date) is eligible to receive a grant of 100 shares of Restricted Stock, or appropriate equivalent, on the Effective Date. For employees receiving the grant who remain continuously employed by the Company for the entire vesting period, each award will vest in its entirety on the third anniversary of the Effective Date, subject to accelerated vesting in the case of death, or continued vesting in the case of Company-approved retirements or in the event that the Company terminates the employee’s employment for a reason other than cause. Dividends, if any, on such shares of Restricted Stock, or equivalent, will be accrued and received by the holder at vesting. The Company has reserved 2,000,000 shares of Common Stock for such issuance.

Non employee Directors’ Compensation

Director Equity Program

The Company has reserved 120,000 shares of Common Stock as of the Effective Date for issuance as shares of Restricted Stock under the director equity program under the Stock Plan. The Company has also reserved 240,000 shares of Common Stock for issuance upon the exercise of options issued to directors in the future. The distribution of any or all of the shares of Restricted Stock and options to directors of the Company under this program will be determined by the Committee. Dividends, if any, on shares of Restricted Stock will be accrued and received by the holder at vesting. The terms and conditions of the options will be the same as described above. Directors who are also employees will not be eligible to participate in this program. Each award will vest in its entirety on the third anniversary of the Effective Date, subject to accelerated or continued vesting as may be determined by the Committee.

On the Effective Date, non-employee directors were entitled to receive initial awards under the Plan of 6,000 shares of Restricted Stock per director. Directors may elect to defer receipt of such awards.

Retainer and Meeting Fees

In addition to the award of restricted stock and stock options as described above, each director who is not an employee will be compensated pursuant to a standard annual retainer/meeting fee arrangement. Such arrangement provides each non-employee director an annual retainer as approved by the Compensation Committee. The Committee has approved a total annual retainer of $125,000 for each non-employee director, which retainer will be pro-rated for 2006 service. Beginning January 1, 2007, such retainer will be paid 50% in cash and 50% in equity of the Company. In addition, the Committee has approved a meeting fee of $1,500 for each board meeting attended by a non-employee director and for each committee meeting attended by a non-employee director who is a member of that committee. The Committee has also approved the payment of a $15,000 annual retainer to the Chairman of the Audit Committee and a $10,000 annual retainer to the Chairman of each of the Compensation Committee, the Governance and Nominating Committee and the Finance Committee.

The Company intends to adopt a Director’s Deferred Compensation Program under which non-employee directors will be permitted to elect to defer all or a portion of his or her annual cash retainer and meeting fees under a newly established Directors’ Deferred Compensation Plan. Such deferred compensation will be credited to an individual account and will accrue income or loss under a hypothetical investment fund, including a Company common stock fund, as chosen by the director at the time of such deferral election. The account, if, and to the extent, indexed to common stock, shall also be credited with the number of shares that dividends on credited shares could have purchased on dividend payment dates.

Indemnity Agreements

The Company has entered into an indemnity agreement with each current member of its Board of Directors and expects to enter into an indemnity agreement with each future member of its Board of Directors. These agreements generally provide that, if the director or potential director becomes involved in a claim (as defined in the terms and conditions of such agreement) by reason of an indemnifiable event (as defined in the agreement), the Company will indemnify the director or potential director to the fullest extent authorized by the Company’s bylaws, notwithstanding any subsequent amendment, repeal or modification of the bylaws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of the claim.

This description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is filed as Exhibit 10.2 hereto.

Compensation Programs

Effective as of the Effective Date, the Company assumed sponsorship of certain employee benefit plans and compensation programs that had previously been sponsored by OCD. For a full description of these employee benefit plans and compensation programs, reference is made to the description of such plans and programs under the heading “Management – Executive Compensation” in Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136363) filed with the Securities and Exchange Commission (“SEC”) on October 25, 2006, which description of such plans and programs is incorporated by reference herein.

Senior Credit Facilities, Indenture and Registration Rights Agreement

The information described under Item 2.03 below “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Credit Facilities

On the Effective Date, the Company entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative agent, and various lenders, providing for the creation of unsecured senior credit facilities consisting of:

•	a $1.0 billion multi-currency senior revolving credit facility; and

•	a $1.4 billion delayed-draw senior term loan facility.

The Company’s obligations under the Credit Agreement are unconditionally and irrevocably guaranteed by the Company’s material wholly-owned domestic subsidiaries, whether now existing or later acquired, and any other subsidiary, the equity interests of which are pledged to secure the Company’s obligations under a contingent note pledged to the asbestos trust created pursuant to the Plan.

For a full description of the Credit Agreement, reference is made to the description of such agreement under the heading “Description of Indebtedness – Senior Credit Facilities” in Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136363) filed with the SEC on October 25, 2006, which description is incorporated by reference herein. The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Indenture

On the Effective Date, the Company issued and sold $650,000,000 aggregate principal amount of 6.50% Senior Notes due 2016 (the “2016 Notes”) and $550,000,000 aggregate principal amount of 7.00% Senior Notes due 2036 (the “2036 Notes,” and together with the 2016 Notes, the “Notes”).

The Notes were issued under an indenture (the “Indenture”) dated as of the Effective Date among the Company, the guarantors named therein, each of which is a domestic, wholly-owned subsidiary of the Company and LaSalle Bank, National Association, as trustee (the “Trustee”) in a private transaction that is not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

General

The Notes:

•	are the general obligations of the Company;

•	rank pari passu in right of payment with all existing and future senior indebtedness of the Company, including indebtedness incurred under the Credit Agreement, and rank senior in right of payment to any existing and future subordinated indebtedness of the Company;

•	are effectively subordinated to the Company’s senior secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	are unconditionally guaranteed by each of the Company’s current and future domestic, wholly-owned subsidiaries that is a borrower or guarantor under the Credit Agreement (each a “Guarantor”).

Each guarantee of the Notes:

•	is a general obligation of the Guarantor;

•	ranks pari passu in right of payment with all existing and future senior indebtedness of the Guarantor, including the guarantee by the Guarantor of indebtedness incurred under the Credit Agreement, and ranks senior in right of payment to any existing and future subordinated indebtedness of the Guarantor; and

•	is effectively subordinated to any secured indebtedness of the Guarantor, to the extent of the value of the collateral securing such indebtedness.

The 2016 Notes will mature on December 1, 2016 and the 2036 Notes will mature on December 1, 2036. Interest on the 2016 Notes will accrue at the rate of 6.50% per annum and interest on the 2036 Notes will accrue at the rate of 7.00% per annum. All interest will be payable semi-annually in arrears on June 1 and December 1, commencing on June 1, 2007. The Company will make each interest payment to the holders of record of such series on the immediately preceding May 15 and November 15.

Optional Redemption

The Company may redeem all or a part of any series of the Notes at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed; and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (excluding accrued and unpaid interest to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming 360-day years, each consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 30 basis points for the 2016 Notes and 37.5 basis points for the 2036 Notes, in each case, together with accrued and unpaid interest and Liquidated Damages (as defined in the Indenture), if any, thereon to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. On or before a redemption date, the Company will deposit with the paying agent (or with the Trustee) sufficient money to pay the redemption price and accrued interest on the Notes to be redeemed.

Change of Control Repurchase Events

If certain events related to a change in control of the Company occur with respect to any series of Notes, each holder of Notes of such series will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s Notes for an amount in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of repurchase, pursuant to the terms set forth in the Indenture.

Covenants

Subject to certain exceptions, the Indenture restricts the Company from incurring liens and from entering into sale and leaseback transactions. The Indenture also provides that the Company may not (1) consolidate or merge with or into another person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, in one or more related transactions, to another person, except, in each case, as contemplated as part of certain restructuring transactions set forth in the Plan, unless certain conditions set forth in the Indenture are met. In addition, the Company may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, in one or more related transactions, to another person.

Events of Default

The Indenture contains customary events of default, including:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes of such series;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;

(3)	failure by the Company or any of its subsidiaries to comply with any covenant or other agreement in the Indenture or any term in the Notes for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding voting as a single class;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such indebtedness exists as of the date of the Indenture, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75 million or more;

(5)	except as permitted by the Indenture, any guarantee of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee of the Notes; and

(6)	certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its subsidiaries that is a “Significant Subsidiary” (as defined in the Indenture) or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, any subsidiary of the Company that is a Significant Subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes of each series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of a particular series may declare all the Notes of such series to be due and payable immediately.

Registration Rights Agreement

In connection with the offering and sale of the Notes, the Company, the Guarantors and the initial purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement with the SEC relating to an exchange offer pursuant to which notes substantially identical to the Notes will be offered in exchange for the then outstanding Notes.

The foregoing description of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Under the Plan, on the Effective Date, holders of OCD’s pre-petition bonds received approximately 27.0 million shares of Common Stock, and 72.9 million shares of Common Stock were issued pursuant to a rights offering pursuant to which certain of OCD’s pre-petition bondholders and other general unsecured creditors subscribed to purchase shares of Common Stock or pursuant to a backstop facility under which certain institutional holders were obligated to purchase shares not subscribed to under the rights offering. In addition, holders of certain subordinated claims received warrants to obtain 17,502,848 shares of Common Stock at an exercise price at $43.00 per share (the “Series A Warrants”) and holders of OCD common stock received warrants to obtain 7,836,992 shares of Common Stock at an exercise price of $45.25 per share (the “Series B Warrants”). The Company relied, based on the confirmation order it received from the Bankruptcy Court, on Section 1145 of the U.S. Bankruptcy Code and Section 4(2) of the Securities Act to exempt from the registration requirements of the Securities Act the issuance and distribution of Common Stock to the general unsecured creditors pursuant to the Plan, the issuance and distribution of the Series A Warrants and Series B Warrants pursuant to the Plan (and the issuance and distribution of Common Stock upon the exercise thereof) and the issuance of the rights pursuant to the rights offering (and the issuance and distribution of Common Stock upon exercise thereof).

Section 1145 of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan of reorganization with the debtor or of a successor to the debtor under the plan of reorganization;

•	the recipients of the securities must hold claims against or interests in the debtor; and

•	the securities must be issued in exchange, or principally in exchange, for the recipient’s claim against or interest in the debtor.

Section 4(2) of the Securities Act provides an exemption from the registration requirements of Section 5 of the Securities Act for securities issued and sold in private transactions, not involving any public offering.

Item 5.01. Changes in Control of Registrant.

On July 21, 2006, the Company was formed as a Delaware corporation and a direct subsidiary of OCD. In connection with OCD’s emergence from bankruptcy and pursuant to the terms of the Plan, on the Effective Date, all of OCD’s previously issued stock, options and warrants were cancelled, and OCD issued 100 shares of its common stock to the Company. Concurrently with that issuance, OCD forfeited its ownership in the Company. As a result of its ownership of the 100 shares of OCD, the Company became the direct parent of OCD and is the parent holding company for OCD and OCD’s subsidiaries. On the Effective Date, OCD changed its name to “Owens Corning Sales, Inc.”

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 1, 2006, Marc Sole is joining the Board as a director, following his election by the Board on October 18, 2006 to be effective as of the date following the Effective Date. Mr. Sole was designated to serve on the Board by the committee representing holders of OCD’s pre-petition bonds. He will be a member of the Compensation Committee and the Finance Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s reorganization and emergence from bankruptcy, the Company amended and restated its Certificate of Incorporation and Bylaws, effective as of the Effective Date. For a description of the provisions of the amended and restated Certificate of Incorporation and amended and restated Bylaws, reference is made to the description of such documents under the heading “Description of Capital Stock – Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions” in Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136363) filed with the SEC on October 25, 2006, which description is incorporated by reference herein. The description of the amended and restated Certificate of Incorporation and amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture dated as of October 31, 2006 by and among Owens Corning, each of the guarantors named therein and LaSalle Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of October 31, 2006 by and among Owens Corning, each of the guarantors named therein, Citigroup Global Markets Inc. and Goldman, Sachs & Co.

4.3	Form of Note (included in Exhibit 4.1).

10.1	Owens Corning 2006 Stock Plan.

10.2	Form of Directors’ Indemnification Agreement.

10.3	Credit Agreement dated as of October 31, 2006 by and among Owens Corning, the lenders referred to therein, and Citibank, N.A., as administrative agent.

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning
(Formerly Owens Corning (Reorganized) Inc.)

Date: November 2, 2006	By:	/s/ Rodney A. Nowland
Rodney A. Nowland
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Indenture dated as of October 31, 2006 by and among Owens Corning, each of the guarantors named therein and LaSalle Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of October 31, 2006 by and among Owens Corning, each of the guarantors named therein, Citigroup Global Markets Inc. and Goldman, Sachs & Co.

4.3	Form of Note (included in Exhibit 4.1).

10.1	Owens Corning 2006 Stock Plan.

10.2	Form of Directors’ Indemnification Agreement.

10.3	Credit Agreement dated as of October 31, 2006 by and among Owens Corning, the lenders referred to therein, and Citibank, N.A., as administrative agent.